                                                                    EXHIBIT 10.1

                           SECOND AMENDED AND RESTATED
                        SENIOR REVOLVING CREDIT AGREEMENT

         [THIS SECOND AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT AMENDS AND RESTATES IN ITS ENTIRETY A CERTAIN AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT DATED AS OF AUGUST 23, 2000 EXECUTED BY ENESCO GROUP, INC. AND FLEET NATIONAL BANK, AMENDING AND RESTATING A SENIOR REVOLVING CREDIT AGREEMENT BETWEEN ENESCO GROUP, INC. AND FLEET NATIONAL BANK DATED AUGUST 3, 2000 (THE "CREDIT AGREEMENT"). ANY REFERENCE IN ANY "LOAN DOCUMENT" (AS DEFINED HEREIN) TO THE CREDIT AGREEMENT SHALL MEAN THE CREDIT AGREEMENT AS AMENDED AND RESTATED HEREBY]

         This Second Amended and Restated Senior Revolving Credit Agreement, dated as of June 16, 2003, is among Enesco Group, Inc., a Massachusetts corporation, the Borrowing Subsidiaries who may from time to time become party hereto, the Lenders and Fleet National Bank, a national banking association, as Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Account Debtor" means any Person obligated on an Account Receivable.

         "Accounts Receivable," "Account" or "Accounts" means a right to payment for goods sold or leased or for services rendered by Borrower or Subsidiaries, whether or not earned by performance, including all Accounts (as defined in the Uniform Commercial Code).

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency), a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the equity interests in any other Person.

         "Advance" means a borrowing hereunder consisting of (i) the aggregate amount of the several Loans of the same Type and, in the case of LIBOR Advances or Cost of Funds Advances, for the same Interest Period and, in the case of LIBOR Advances, in the same currency, made by the Lenders to a Credit Party pursuant to Section 2.1, (ii) reimbursement obligations arising in connection with foreign exchange transactions pursuant to Section 2.1.A, or (iii) reimbursement obligations arising as a result of Letters of Credit and Bankers' Acceptances issued pursuant to Section 2.1.B.

         "Agent" means Fleet National Bank in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person own 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this Amended and Restated Senior Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, except for any changes in manner of application required as a result of changes in generally accepted accounting principles from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day, or (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

         "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

         "Alternate Currency" means any lawful currency other than Dollars to the extent such currency is readily available to each of the Lenders in the London interbank market as a eurocurrency and freely transferable and convertible into Dollars in the London interbank market.

         "Applicable Margin" means (i) that number of basis points over the LIBOR Base Rate, the Cost of Funds or the Alternate Base Rate, as applicable, and (ii) the Facility Fee, (both (i) and (ii) as determined based upon the Borrower's year to date Funded Debt/EBITDA Ratio for the four most recent consecutive fiscal quarters then ended in accordance with the pricing grid which appears below):

                              LEVEL 1                  LEVEL 2                 LEVEL 3
Funded
Debt/EBITDA            Less than 1.30 to 1.00   1.30 to 1.00 to Less   1.50 to 1.00 to 2.00 to
                                                than 1.50 to 1.00      1.00

Facility Fee                 25 bps                    25 bps                   25 bps

LIBOR Base Rate             100 bps                   140 bps                  175 bps

Cost of Funds               100 bps                   140 bps                  175 bps

Alternate Base Rate           0 bps                     0 bps                    0 bps

*bps = basis points

The Applicable Margin shall be established by the Agent based upon the Borrower's year to date Funded Debt/EBITDA Ratio as of the date of a request for an Advance or as of the date of continuation or conversion of any outstanding Advance pursuant to Section 2.9, as the case may be, using the Borrower's most recently delivered financial statement under Section 6.1, with such Applicable Margin remaining in effect until expiration of any applicable Interest Period. Pricing, effective June _____, 2003 and until delivery by the Borrower of a Compliance Certificate for the fiscal quarter ending June 30, 2003, shall be in accordance with Level 1.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" (i) of the Borrower means any of the President and Chief Executive Officer, the Senior Vice President, and Chief Financial Officer or the Treasurer or Assistant Treasurer of the Borrower, and (ii) of any other Credit Party means any of the Persons designated as such in the Election to Participate executed by such Credit Party, each such enumerated Person acting singly.

         "Back-Up F/X Demand Note" means a promissory note, in substantially the form of Exhibit "A-3" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of the F/X Facility, including any amendment, modification, renewal or replacement of such promissory note.

         "Back-Up L/C and B/A Demand Note" means a promissory note, in substantially the form of Exhibit "A-4" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of the L/C and B/A Facility Limit, including any amendment, modification, renewal or replacement of such promissory note.

         "Bankers' Acceptance" means drafts drawn by the Borrower or by a Lender on the Borrower's behalf to meet the applicable requirements of Regulation A of the Board of Governors of the Federal Reserve System and which are accepted by a Lender pursuant to 12 U.S.C. Section 372.

         "Bankers' Acceptance Financing" means the financing provided by the issuance of drafts by the Borrower on a Lender (subject to Borrowing Capacity), in the aggregate amount of up to the L/C and B/A Facility Limit, accepted by a Lender, endorsed by the Borrower, and sold by a Lender in the Bankers' Acceptance money markets, such drafts being due and payable at the end of the Bankers' Acceptance Maturity Period chosen by the Borrower.

         "Bankers' Acceptance Maturity Period" means with respect to any Bankers' Acceptance Financing, the period commencing on the Business Day such Bankers' Acceptance is issued and ending, as the Borrower may select, pursuant to Section 2.1.B.

         "Borrower" means Enesco Group, Inc., a Massachusetts corporation, and its permitted successors and assigns. The Lenders acknowledge that the shareholders of the Borrower have authorized reincorporation of the Borrower in Illinois on or about July 31, 2003.

         "Borrower Note" means a promissory note, in substantially the form of Exhibit "A-1" hereto duly executed by the Borrower and payable to the order of a Lender or any Purchaser pursuant to Section 12.3 of this Agreement in the amount of such party's Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Borrowing Base Certificate" is defined in Section 6.1.

         "Borrowing Capacity" means the lesser of:

                  (x) Fifty Million Dollars ($50,000,000), or

                  (y) the sum of (i) eighty percent (80%) of Consolidated Accounts Receivable of the Borrower which are not Ineligible Accounts.

         "Borrowing Date" means a date on which an Advance is or is to be made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Borrowing Subsidiary" means any Subsidiary that has satisfied the provisions of Section 4.3 hereof, and its permitted successors and assigns.

         "Borrowing Subsidiary Note" means a promissory note, in substantially the form of Exhibit "A-2" hereto, duly executed by a Borrowing Subsidiary and payable to the order of a Lender in the amount of the Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Borrowing Subsidiary Obligations" means, with respect to each Borrowing Subsidiary, any and all amounts or obligations payable or performable by such Borrowing Subsidiary under or in respect of this Agreement or its Borrowing Subsidiary Note, including without limitation all principal and interest payable hereunder or under such Borrowing Subsidiary Note in respect of Loans made to or Letters of Credit issued at the request of such Borrowing Subsidiary.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Boston, New York and London and, in the case of any LIBOR Advance denominated in an Alternate Currency, the principal financial center in the country of such Alternate Currency, for the conduct of substantially all of their commercial lending activities and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Boston and New York for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting stock of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means the obligation of each Lender, subject to Borrowing Capacity, to make Loans not exceeding the aggregate principal amount outstanding at any time as set forth opposite its signature below, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment Fee" is defined in Section 2.23.

         "Compliance Certificate" means the Compliance Certificate in substantially the form of Exhibit "C" hereto.

         "Consolidated Accounts Receivable" means, as of the date of any determination thereof, the amount of Accounts Receivable of the Borrower and Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles and certified to by the Borrower on the Borrowing Base Certificate.

         "Consolidated Amortization" means, as of the date of any determination thereof, the amount of amortization of the Borrower and its Subsidiaries as included in the consolidated statement of income and expenses of the Borrower and its Subsidiaries on and as of such date, determined on a consolidated basis in accordance with Agreement Accounting Principles and as certified to by the Borrower on the Compliance Certificate.

         "Consolidated Capital Expenditures" means, as of the date of any determination thereof, the amount of capital expenditures of the Borrower and its Subsidiaries as shown on the consolidated statement of cash flow of the Borrower and its Subsidiaries on and as of such date, determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Depreciation" means, as of the date of any determination thereof, the amount of depreciation of the Borrower and its Subsidiaries as included in the consolidated statement of income and expenses of the Borrower and its Subsidiaries on and as of such date, determined on a consolidated basis in accordance with Agreement Accounting Principles and as certified to by the Borrower on the Compliance Certificate.

         "Consolidated EBITDA" means, for any measurement period, the EBITDA of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Interest Expense" means, for any measurement period, the interest expense (including interest expense associated with Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with Agreement Accounting Principles; but excluding (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, other than Included Joint Venture Income (which shall not be excluded pursuant to this clause (i)) and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

         "Consolidated Net Worth" means, as of the date of any determination thereof, the amount of the shareholders' equity of the Borrower and its Subsidiaries which would be shown on a consolidated balance sheet of the Borrower and its Subsidiaries on and as of such day, determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Non-Cash Compensation Expense" means, as of the date of any determination thereof, the amount of non-cash compensation which is paid in treasury stock of the Borrower or its Subsidiaries on and as of such date, determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Operating Profit" means, for the period of time of any determination thereof, the amount of operating profit of the Borrower and its Subsidiaries as shown on the consolidated statement of income and expenses of the Borrower and its Subsidiaries on and as of such date, determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Scheduled Principal Payments" means, as of the date of any determination thereof, the amount of scheduled principal payments shown on the consolidated balance sheet of the Borrower and its Subsidiaries on and as of such date, determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Total Assets" means total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Total Revenue" means total revenues of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Total Capitalization" means the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Cost of Funds" means the per annum rate of interest which Agent is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Agent in its sole discretion.

         "Cost of Funds Advance" means an Advance denominated in Dollars which bears interest at the Cost of Funds Rate.

         "Cost of Funds Interest Period" means, with respect to each Cost of Funds Advance, a period of time from overnight up to 7 days as may be elected by the Borrower.

         "Cost of Funds Loan" means a Loan which bears interest based upon the Cost of Funds.

         "Cost of Funds Rate" means with respect to any Cost of Funds Advance, a rate per annum equal to the sum of (i) the Applicable Margin, plus (ii) the Cost of Funds.

         "Credit Parties" or "Credit Party" means, collectively or individually, as the case may be, the Borrower or any of the Borrowing Subsidiaries. When used herein with respect to a particular Advance or Letter of Credit, the term "Credit Party" shall be deemed to refer to the Credit Party that requested such Advance or Letter of Credit.

         "Default" means an event described in Article VII.

         "Default Rate" is defined in Section 2.11.

         "Dividend Payment" is defined in Section 2.16.

         "Dollar Amount" means in relation to any indebtedness, (i) if denominated in Dollars, the amount of such indebtedness, and (ii) if denominated in a currency other than Dollars, the amount of Dollars required to purchase the amount of such indebtedness at the Exchange Rate on the day such Dollar Amount is determined.

         "Dollars" and "$" mean the lawful money of the United States.

         "Domestic Borrowing Subsidiary" means any Domestic Subsidiary that is also a Borrowing Subsidiary.

         "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

         "EBITDA" means, as of the date of any determination thereof, Consolidated Operating Profit for such period, plus Consolidated Depreciation, plus Consolidated Amortization, plus non-cash compensation paid in treasury stock.

         "Election to Participate" means a letter agreement, in the form of Exhibit "F" attached hereto, pursuant to which a Subsidiary agrees to become a Borrowing Subsidiary hereunder.

         "Entitled Person" is defined in Section 2.12.2.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Excluded Taxes" is defined in Section 3.5.1.

         "Exchange Rate" means, in relation to the purchase of one currency (for purposes of this definition, the "First currency") with another currency (for purposes of this definition, the "Second currency") on a given date, the spot rate of exchange quoted by the Agent as of 9:00 a.m. (Boston time) for the amount in question on such date for the purchase of the First currency with the Second currency.

         "Facility Fee" means a per annum fee in basis points payable quarterly in arrears by the Borrower to the Lenders on the unused amount of the Aggregate Commitment, irrespective of Borrowing Capacity or aggregate outstanding Advances, pursuant to the pricing grid which appears in the definition of the term Applicable Margin in this Article I.

         "Facility Termination Date" means June 16, 2006.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (New York time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fleet" means Fleet National Bank in its capacity as a Lender, and not in its capacity as Agent, and its successors and assigns.

         "Foreign Borrowing Subsidiary" means any Foreign Subsidiary that is also a Borrowing Subsidiary.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "Funded Debt/EBITDA Ratio" is defined in Section 6.12.2.

         "F/X Facility" is defined in Section 2.1.A.

         "F/X Facility Limit" means the obligation of Fleet pursuant to Section 2.1.A to make Advances to be used for the purchase of foreign currencies up to an aggregate amount of all such Advances outstanding at any given time of $10,000,000.

         "Guarantees" means the guarantees substantially in the form of Exhibit "G" hereto executed by each of the Guarantors in favor of the Agent.

         "Guarantors" mean the Material Domestic Subsidiaries, their respective permitted successors and assigns or any other Person who guarantees the Obligations.

         "Governmental Agency" means any government (foreign or domestic) or any state or other political subdivision thereof, or governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or instrumentality (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity, directly or indirectly majority-owned by or subject to the control of any of the foregoing.

         "Included Joint Venture Income" means, without duplication, income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any person or entity other than the Borrower or any of its Subsidiaries has an ownership interest (i) to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such

Person during such period and (ii) which is accrued but unpaid if such Person is a partnership or limited liability corporation in or with respect to which, for the purpose of directing the payment of dividends or distributions, the Borrower, (x) directly or indirectly, has a controlling interest, or (y) has the right to cause such dividends or distributions to be paid or made to it.

         "Indebtedness" of a Person means, without duplication, (x) such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accrued expenses and accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes or acceptances, (v) Capitalized Lease Obligations and (y) all Indebtedness of others guaranteed by such Person (to the extent of the lesser of the outstanding principal amount of such Indebtedness so guaranteed or the amount of such guarantee), provided that any Indebtedness of any Subsidiary that is guaranteed by the Borrower or any other Subsidiary shall be counted only once; excluding, however, with respect to the Borrower and its Subsidiaries in the case of all of the types of Indebtedness set forth in sub-clauses (x) and (y) above, obligations owed by Borrower or any of its Subsidiaries to another member of the Borrower's consolidated group.

         "Ineligible Accounts" means the following described Accounts and any other Accounts which, in the reasonable discretion of the Agent, are not satisfactory for credit or any other reason. The Borrower and Subsidiaries acknowledge that the following description of specific types of Ineligible Accounts does not limit the Agent's reasonable discretion to deem other Accounts to be Ineligible Accounts:

                  (a) Any Account for which more than 120 days have elapsed since the date that the invoice for such Account was due, other than for Accounts with payment terms dated November 1 due December 1 of each year which shall become Ineligible Accounts after December 31 of each year.

                  (b) Any Account with respect to which a representation or warranty contained in Section 5.17 is not, or does not continue to be, true and accurate including, without limitation, any Account subject to a setoff.

                  (c) Any Account with respect to all or part of which a promissory note, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason.

                  (d) Any Account with respect to which Borrower or a Subsidiary has extended the time for payment without the consent of Agent.

                  (e) Any Account as to which any one or more of the following events occurs: a Responsible Party shall die or be judicially declared incompetent; a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect shall be filed by or against a Responsible Party; a Responsible Party shall make any general assignment for the benefit of creditors; a receiver or trustee, including, without limitation, a "custodian" as defined in the Federal Bankruptcy Code, shall be appointed for a Responsible Party or for any of the assets of a Responsible Party; any other type of insolvency proceeding with respect to a Responsible Party (under the bankruptcy laws of the United States or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, a Responsible Party shall be instituted; all or any material part of the assets of a Responsible Party shall be sold, assigned or transferred; a Responsible Party shall fail to pay its debts as they become due; or a Responsible Party shall cease doing business as a going concern.

                  (f) All Accounts owed by an Account Debtor owing Accounts classified as an Ineligible Account herein, if the outstanding dollar amount of such Ineligible Accounts constitutes a percentage of the aggregate outstanding dollar amount of all Accounts owed by such Account Debtor equal to or greater than thirty-five percent (35%).

                  (g) All Accounts subject to any lien or security interest in favor of any Person other than the Agent and other than as permitted under Section 6.11.

                  (h) All Accounts owed by an Account Debtor if Borrower, a Subsidiary or any Person which, directly or indirectly controls Borrower or such Subsidiary, either owns in whole or material part, or directly or indirectly controls such Account Debtor.

                  (i) Any Account arising from a consignment or other arrangement pursuant to which the subject Inventory is returnable if not sold or otherwise disposed of by the Account Debtor; any Account constituting a partial billing under terms providing for payment only after full shipment or performance; any Account arising from a bill and hold sale or in connection with any prebilling where the Inventory or services have not been delivered, performed, or accepted by the Account Debtor; and any Account as to which the Account Debtor contends the balance reported by Borrower or a Subsidiary is incorrect or not owing.

                  (j) Any Account which did not arise from the performance of services or an outright sale of goods by Borrower, or any Account which did so arise, but such goods have not been shipped to the Account Debtor.

                  (k) Any Account which did not arise out of a sale made upon terms usual to the business of the Borrower or a Subsidiary.

                  (l) Any Account as to which Borrower or a Subsidiary permits Borrower's or Subsidiary's rights therein to be reached by attachment, levy, garnishment or other judicial process.

                  (m) Any Account which is the subject of any material dispute and relates to any goods which are the subject of any dispute between the Borrower and such Account Debtor.

                  (n) Any Account which is for goods sold and delivered or services rendered which represent goods previously sold and delivered, or services previously rendered, which were the subject of a prior Account or invoice, unless such rebilled Account (i) would otherwise qualify hereunder if dated on the original date of the prior Account or invoice and (ii) Borrower has notified the Agent and the Agent has approved such rebilling.

                  (o)      Any Account Debtor on "c.o.d." terms.

                  (p) Any Account which the Agent, in its commercially reasonable discretion, after reasonable written notice to the Borrower deems to be unacceptable, for any reason.

         "Interest Period" means a LIBOR Interest Period or a Cost of Funds Interest Period as applicable.

         "Joint Venture" is defined in Section 2.16.

         "Judgment Currency" is defined in Section 2.12.2.

         "LaSalle" means LaSalle Bank National Association and its successors and assigns.

         "L/C and B/A Facility Limit" is defined in Section 2.1.B.

         "L/C Liability" means with respect to Letters of Credit, 100% of the aggregate stated amount of such Letters of Credit outstanding at any given time.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent so designated in accordance with Section 2.21.

         "Letters of Credit" means commercial letters of credit or similar instruments which may be issued by the Agent at the request of the Borrower or a Borrowing Subsidiary upon the application of such Person.

         "LIBOR Advance" means an Advance denominated in Dollars or an Alternate Currency which bears interest at the LIBOR Rate.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent) as determined on the basis of the offered rates for deposits in Dollars or the relevant Alternate Currency, as applicable, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars or the relevant Alternate Currency, as applicable, for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars or the relevant Alternate Currency, as applicable, for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar or the relevant Alternate Currency, as applicable, deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars or the relevant Alternate Currency, as applicable, to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Advance. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR Base Rate pursuant to a LIBOR Advance cannot be determined.

         "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months, or twelve months (or any longer or shorter period specifically agreed to by the Agent at the time of the relevant borrowing, conversion or continuation) commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the date which corresponds numerically to such date in the succeeding month which is the specified or agreed number of months after the commencement of such Interest Paid Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such LIBOR Interest Period shall end on the last Business Day of such succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that, if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

         "LIBOR Loan" means a Loan which bears interest at the LIBOR Rate.

         "LIBOR Rate" means, with respect to any LIBOR Advance for any specified LIBOR Interest Period, a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Advance and LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Advance and LIBOR Interest Period. The LIBOR Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement), but excluding rights or claims of licensees under licensing agreements with the Borrower or any Subsidiary as licensor.

         "Loan" means an Advance made by the Lenders to a Credit Party pursuant to this Agreement.

         "Loan/Credit Related Money Transfer Instruction" means a form containing written instructions, substantially in the form of Exhibit "E" hereto, addressed to the Agent and signed by an Authorized Officer of the relevant Credit Party.

         "Loan Documents" means this Agreement, the Notes, the Guarantees, the Letters of Credit and any Elections to Participate, together with all other documents executed by the Borrower, the Borrowing Subsidiaries or any Guarantor in connection with any of the foregoing.

         "Margin Stock" means "margin stock" as defined in Regulation U.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its material obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent thereunder.

         "Material Indebtedness" means Indebtedness (i) in an aggregate principal Dollar Amount in excess of $10,000,000 or (ii) pursuant to a credit facility providing for borrowings of a Dollar Amount equivalent in excess of $10,000,000.

         "Material Domestic Subsidiary" is defined in Section 6.12.4.

         "Material Foreign Subsidiary" is defined in Section 6.12.4.

         "Material Subsidiary" means any Subsidiary of the Borrower (i) the assets of which represent more than 4% of the Consolidated Total Assets of the Borrower and its Subsidiaries as shown in the most recent annual audited consolidated financial statements of the Borrower and its Subsidiaries as at the end of the most recent fiscal year of the Borrower for which such financial statements have been delivered, or (ii) which is responsible for more than 4% of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in such financial statements for the fiscal year covered by such statements, provided that, if a new Subsidiary is formed as a result of an Acquisition by the Borrower or any Subsidiary and such Subsidiary or the assets which comprise such Subsidiary would have been classified as a Material Subsidiary under this definition as at the end of or for its most recent fiscal year, then such Subsidiary shall be defined as a Material Subsidiary under this Agreement commencing on the first date following such Acquisition upon which the Borrower is required to deliver annual or quarterly financial statements pursuant to
Section 6.1(i) or (ii) for a period during which such Acquisition occurred.

         "Maximum Rate" means a rate of interest per annum from day to day equal to the maximum non-usurious rate permitted by applicable law as it exists from day to day during the term of the Agreement.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Notes" means, collectively, the Borrower Note, the Borrowing Subsidiary Notes, the Back-Up F/X Demand Note and the Back-Up L/C and B/A Demand Note.

         "Notice of Assignment" means the Notice of Assignment in substantially the form of Exhibit "I" to the Assignment Agreement specified in Section 12.3.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursement obligations pursuant to Letters of Credit issued at the request of any Credit Party, indemnities and other obligations of the Credit Parties or any of them to the Agent or any of the Lenders or any indemnified party hereunder arising under the Loan Documents, including without limitation the Borrowing Subsidiary Obligations.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the first Business Day of each April, July, October and January.

         "Payment Office" means the office of the Agent designated by the Agent by written notice to the Borrower and the Lenders.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisition" means an Acquisition: (i) made at a time when no Default or Unmatured Default exists or would exist after giving effect to such Acquisition, (ii) for which the board of directors or other governing body of such Person being acquired has approved the terms of such Acquisition (if such Acquisition is a tender offer for the securities of a Person that is required to file periodic reports under the United States Securities Exchange Act of 1934, as amended, or if by the terms of such Acquisition such board or other governing body approval is required) or for which (in any other case) the board of directors or other governing body of the Person owning the stock or assets being acquired (as the case may be) has approved the terms of such Acquisition, and (iii) the Borrower has satisfied or is in compliance with, as the case may be, all conditions set forth in Section 2.16.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Agency.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pledge Agreement" means a Pledge Agreement or Share Mortgage between the Borrower or a Subsidiary and the Agent relating to shares of capital stock of Subsidiaries of the Borrower.

         "Prime Rate" means the variable per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the Dollar Amount of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed upon the Lender under Regulation D on Eurocurrency liabilities.

         "Responsible Party" shall mean an Account Debtor, a general partner of an Account Debtor, or any party otherwise in any way directly or indirectly liable for the payment of an Account Receivable.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Specified Currency" is defined in Section 2.12.2.

         "Specified Place" is defined in Section 2.12.2.

         "Specified Remittance Time" means (i) if the relevant Payment Office is located in Boston, 2:00 p.m. (Boston time) and (ii) if the relevant Payment Office is located elsewhere, such time as the Agent shall specify.

         "Stock Repurchase" is defined in Section 2.16.

         "Subject Country" is defined in Section 5A.4.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Taxes" is defined in Section 3.5.1.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance, a LIBOR Advance denominated in Dollars or an Alternate Currency, or a Cost of Funds Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined (based on actuarial assumptions and methods used from time to time by the Borrower's independent accountants under the Statement of Accounting Principles #87 issued by the Financial Accounting Standards Board) as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization, 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Credit Parties from time to time subject to Borrowing Capacity in an aggregate Dollar Amount not to exceed at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, each Credit Party may borrow, repay and reborrow at any time prior to the Facility Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments to lend hereunder shall expire on the Facility Termination Date. Notwithstanding the foregoing, Fleet shall, subject to Borrowing Capacity, make Loans of up to $5,000,000 Dollars in excess of the Fleet Commitment based upon availability under the L/C and B/A Facility Limit in an amount sufficient to fully cover, Dollar for Dollar, the amount of any such Loan in excess of the Fleet Commitment. Availability under the L/C and B/A Facility Limit shall be reduced, Dollar for Dollar, in an amount equal to any such Loan made by Fleet in excess of the Fleet Commitment. Loans of up to $5,000,000 Dollars in excess of the Fleet Commitment shall be evidenced by the Borrower Note payable to Fleet and shall be subject to the interest rate provisions and other terms contained in this ARTICLE II of the Agreement.

                  2.1.A. Foreign Exchange Facility. From and including the date of this Agreement and prior to the Facility Termination Date, Fleet agrees, on the terms and conditions set forth in this Agreement, upon request of the Borrower, to make Advances in amounts subject to the F/X Facility Limit to be used for the purchase of such foreign currencies as may be hereafter agreed to by Fleet pursuant to contracts or other agreements to purchase such foreign currency from Fleet (as principal or agent) with settlement dates up to the Facility Termination Date (the "F/X Facility"), it being understood, however, that the F/X Facility shall not be used for currency speculation purposes. In the event that Fleet is required to advance funds to purchase foreign currency on account of its obligation as Borrower's principal or agent, Fleet may charge Borrower's account therefor and such charges shall be deemed to be Advances. To the extent there is insufficient availability under the Commitment, the reimbursement obligations arising in connection with such foreign exchange transactions shall be evidenced by and subject to the terms of the Back-Up F/X Demand Note. Advances under the F/X Facility shall not be included in the calculation of availability under the Aggregate Commitment.

                  2.1.B. Letter of Credit/Bankers' Acceptance Facility. From and including the date of this Agreement and prior to the Facility Termination Date, Fleet agrees, on the terms and conditions set forth in this Agreement, upon request of the Borrower, to (i) issue Letters of Credit, subject to the L/C and B/A Facility Limit, with Letter of Credit expiration dates of not more than 90 days beyond the Facility Termination Date, and (ii) permit Bankers' Acceptances, subject to the L/C and B/A Facility Limit, with expiration dates of not more than 90 days beyond the Facility Termination Date, and with any such

         Bankers' Acceptances obtained in connection with Letters of Credit issued hereunder having expiration dates of not more than 150 days beyond the Facility Termination Date (the "L/C and B/A Facility"). L/C and B/A Facility Limit means the obligation of Fleet pursuant to this
         Section 2.1.B and subject to Borrowing Capacity (dollar for dollar based upon the aggregate stated amount of all such Letters of Credit and Bankers' Acceptances outstanding), to issue Letters of Credit and permit Bankers' Acceptances up to an aggregate stated amount of all such Letters of Credit and Bankers' Acceptances outstanding at any given time of $10,000,000, minus the aggregate outstanding amount of any Loan or Loans made by Fleet in excess of the Aggregate Commitment based upon availability under the L/C and B/A Facility Limit. Notwithstanding the foregoing, Fleet shall, subject to Borrowing Capacity, issue Letters of Credit and permit Bankers' Acceptances of up to $5,000,000 in excess of the L/C and B/A Facility Limit based upon availability under the Commitment in an amount sufficient to fully cover, Dollar for Dollar, the amount of any such Letter of Credit or Bankers' Acceptance in excess of the L/C and B/A Facility Limit. Availability under the Commitment shall be reduced, Dollar for Dollar, in an amount equal to any such Letter of Credit issued or Bankers' Acceptance permitted by Fleet in excess of the L/C and B/A Facility Limit. Obligations of up to $5,000,000 in excess of the L/C and B/A Facility Limit shall be evidenced by the Back-Up L/C and B/A Demand Note.

         2.2. Required Payments; Termination. Any outstanding Advances pursuant to Section 2.1 and all other unpaid Obligations shall be paid in full by the Credit Party which incurred such Obligations on the Facility Termination Date. Any outstanding Advances pursuant to Section or Section 2.1.A or Section 2.1.B shall be payable on demand, and if demand is not sooner made, on the Facility Termination Date.

         2.3. Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Loans or other Advances made from the several Lenders ratably in proportion to the ratio that their respective Commitments and the type of Advance bear to the Aggregate Commitment. Advances may be Alternate Base Rate Advances, LIBOR Advances, or Cost of Funds Advances, selected by a Credit Party in accordance with Sections 2.8 and 2.9. LIBOR Advances denominated in an Alternate Currency may be outstanding in not more than 4 Alternate Currencies at any one time.

         2.4. Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender the Facility Fee on the average daily unused amount of the Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable (i) on each Payment Date occurring hereafter, (ii) on the Facility Termination Date and (iii) on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.5. Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Commitment may not be reduced below the aggregate principal Dollar Amount, calculated as of the date of such reduction of the Aggregate Commitment, of all outstanding Advances.

         2.6. Minimum Amount of Each Advance. There shall be no minimum amount applicable to any Advance unless required by the Agent as a result of a change in administrative procedures of any Lender so long as reasonable notice thereof is given to the Borrower.

         2.7. Repayment. LIBOR Advances and Cost of Funds Advances may be repaid only on the last day of the applicable Interest Period.

         2.8. Method of Selecting Types, Currency and Interest Periods for New Advances. The Credit Party shall select the Type of Advance and, in the case of each LIBOR Advance or Cost of Funds Advance, the Interest Period applicable to each Advance from time to time and the currency in which such Advance is to be made. The Credit Party shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 2:00 p.m. (Boston time) on the Borrowing Date of each Alternate Base Rate Advance or Cost of Funds Advance, or on the second Business Day before the Borrowing Date for each LIBOR Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected,

         (iv)     the currency in which such Advance is to be made, and

         (v) if such Advance is a LIBOR Advance or a Cost of Funds Advance, the Interest Period applicable thereto.

Not later than one hour prior to the Specified Remittance Time on each Borrowing Date, each Lender shall make available its Loan or Loans to the Agent in immediately available funds at the relevant Payment Office. To the extent that the Agent has received funds from the Lenders as specified in the preceding sentence, the Agent will make such funds available to the Credit Party at the relevant Payment Office at the Specified Remittance Time. Unless instructed otherwise in accordance with the terms hereof, the Agent will then promptly initiate a wire transfer of such funds to such account as is designated by the Credit Party in its Loan/Credit Related Money Transfer Instruction for the applicable currency.

         2.9. Conversion and Continuation of Outstanding Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into a LIBOR Advance or a Cost of Funds Advance. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall continue as a LIBOR Advance in the same currency with an Interest Period of one month unless the Credit Party shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such LIBOR Advance either continue as a LIBOR Advance for the same or another Interest Period or be converted into an Advance of another Type, it being understood that if the applicable Credit Party fails either to repay or give the Agent a timely and valid Conversion/Continuation Notice with respect to any LIBOR Advance prior to the end of the then applicable Interest Period therefor, such LIBOR Advance shall continue as a LIBOR Advance for an Interest Period of one month. If the applicable Credit Party fails either to repay or give the Agent a timely and valid Conversion/Continuation Notice with respect to any Cost of Funds Advance prior to the expiration of the then applicable Interest Period therefor, such Cost of Funds Advance shall automatically convert to an Alternate Base Rate Advance upon expiration of such applicable Interest Period. Subject to the terms of Section 2.6, the Credit Party may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that (i) any conversion of any LIBOR Advance or Cost of Funds Advance shall be made on, and only on, the last day of the Interest Period applicable thereto, and (ii) LIBOR Advances denominated in a particular currency may not be continued or converted into LIBOR Advances denominated in another currency. The Credit Party shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Boston time) on the Business Day, in the case of a conversion into an Alternate Base Rate Advance or a Cost of Funds Advance, or on the second Business Day, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date which shall be a Business Day, of such conversion or continuation;

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

         (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance or a Cost of Funds Advance, the duration of the Interest Period applicable thereto.

         2.10. Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance or a Cost of Funds Advance into an Alternate Base Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Advance or a Cost of Funds Advance pursuant to Section 2.9, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on any Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Advance and Cost of Funds Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance or Cost of Funds Advance, as applicable. No Interest Period may end after the Facility Termination Date.

         2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Agent may, at its option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a LIBOR Advance or a Cost of Funds Advance. During the continuance of a Default
(i) each LIBOR Advance and Cost of Funds Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and thereafter at the Alternate Base Rate plus 2% per annum and (ii) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum (the "Default Rate").

         2.12.    Method of Payment.

                  2.12.1. General. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to an account of the Agent designated by the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (Boston time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to
         Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

                  2.12.2. Currency of Payment. All payments of principal of and interest on any Advance or any other Obligations hereunder shall be made by the Credit Party responsible therefor in the currency borrowed (the "Specified Currency") in the manner and to an account of the Agent at the address (the "Specified Place") specified in Section 2.12.1. Payment of the Obligations shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder the Specified Currency into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with that amount of the Judgment Currency at 9:00 a.m. (Boston time) on the Business Day next preceding that on which such judgment is rendered. The obligation of the applicable Credit Party in respect of any such sum due from it to the Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled

         Person of any sum adjudged to be due hereunder or under the Notes in the Judgment Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place of the Specified Currency with the amount of the Judgment Currency so adjudged to be due; and each Credit Party hereby, as a separate Obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

         2.13. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount and currency of each of its Loans and each repayment on the schedules attached to its Notes, provided, however, that the failure to so record shall not affect the Credit Parties' obligations under such Notes. Each of the Credit Parties hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of such Credit Party, using such security procedures as are agreed upon between the Agent, the Credit Party and, if applicable, the Lenders. Each Credit Party agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and Lenders shall govern absent manifest error.

         2.14. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Advance shall be payable (i) on each Payment Date, commencing with the first such date to occur after the date hereof, (ii) on any prepayment of such Advance (whether due to acceleration or otherwise) and
(iii) on the Facility Termination Date or any earlier date upon which the Aggregate Commitment is terminated in accordance with the terms of this Agreement. Interest accrued on each LIBOR Advance shall be payable on (i) the last day of its applicable Interest Period, (ii) any date on which such LIBOR Advance is prepaid, whether by acceleration or otherwise, and (iii) the Facility Termination Date or any earlier date upon which the Aggregate Commitment is terminated in accordance with the terms of this Agreement. Interest accrued on each LIBOR Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on each Cost of Funds Advance shall be payable on (i) each Payment Date, commencing with the first such date to occur after the date hereof, (ii) any date on which such Cost of Funds Advance is prepaid, whether by acceleration or otherwise, and (iii) the Facility Termination Date or any earlier date upon which the Aggregate Commitment is terminated in accordance with the terms of this Agreement. Interest and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. At the option of the Borrower, interest payments may be made by automatic debit from a deposit account maintained by the Borrower with the Agent.

         2.15. Letters of Credit. Letters of Credit, Bankers Acceptances and other trade services may be issued, extended or renewed at the request of the Borrower or any Borrowing Subsidiary any time prior to the Facility Termination Date. Fees and other charges for such trade services shall be in conformity with pricing established by the Lenders for the Borrower and Borrowing Subsidiaries from time to time, and shall be payable on each Payment Date in arrears.

         2.16. Permitted Acquisitions/Dividend Payments/Stock Repurchases. The Borrower or a Borrowing Subsidiary may request Advances to fund Permitted Acquisitions, to acquire a controlling interest in a joint venture between the Borrower or a Borrowing Subsidiary and another Person ("Joint Venture"), to pay dividends declared by the Borrower or a Borrowing Subsidiary ("Dividend Payments") or to fund repurchases of stock of the Borrower or a Borrowing Subsidiary ("Stock Repurchases") subject to the following conditions:

         (i) The aggregate cash purchase price for all Permitted Acquisitions and Joint Ventures in any 12 month period, excluding the cash purchase price paid by the Borrower in connection with the acquisition of Bilston & Battersea Enamels plc., shall not exceed $15,000,000.

         (ii) The aggregate total of all Advances used to fund Dividend Payments or Stock Repurchases on a combined basis during any 12 month period shall not exceed $5,000,000, and shall not exceed Consolidated Net Income for the then most recent 12-months ending with the then most recently ended fiscal quarter of the Borrower prior to such Dividend Payment or Stock Repurchase.

         (iii) At the time of closing of any Permitted Acquisition, Joint Venture, Dividend Payment or Stock Repurchase, the Borrower shall demonstrate to the satisfaction of the Agent that there exists no Default or Unmatured Default, and as a result of such Permitted Acquisition, Joint Venture, Dividend Payment or Stock Repurchase, no Default or Unmatured Default shall occur as a result thereof.

         (iv) The Person acquired shall, if such Person constitutes a Material Domestic Subsidiary, execute a Guarantee and become a Guarantor, and if such Person constitutes a first tier Material Foreign Subsidiary, the Borrower shall pledge 65% of the capital stock such Material Foreign Subsidiary as security for all Obligations under this Agreement.

         (v) The business of the Person or Joint Venture interest to be acquired is the same or substantially similar to that of the Borrower.

         (vi) The Joint Venture is consolidated for financial reporting purposes with the Borrower under Agreement Accounting Principles.

         (vii) The Borrower is in pro forma compliance, including the financial results of the Person or Joint Venture interest to be acquired for the preceding twelve month period in all applicable calculations, with all financial covenants in
                  Section 6.12 for each fiscal quarter of the preceding twelve month period.

         (viii) Any Indebtedness, exclusive of Advances, incurred or assumed by the Borrower or any Subsidiary in connection with the Permitted Acquisition shall, without the prior written consent of the Lenders which consent shall not be unreasonably withheld, be (a) unsecured and subject to the terms of Section 6.15, (b) shall be limited to the equivalent of $5,000,000 Dollars in the aggregate owed to foreign lenders in connection with acquired foreign subsidiaries, and (c) shall be upon terms otherwise acceptable to the Lenders. Neither the Borrower nor any Subsidiary shall assume or incur secured Indebtedness to any foreign lender without the prior written consent of the Lenders which shall not be unreasonably withheld.

         (ix) After giving effect to any Permitted Acquisition, Joint Venture, Dividend Payment or Stock Repurchase, all representations and warranties set forth in Article V and in
                  Article V-A (other than those expressly related to a prior date) shall continue to be true in all material respects.

         (x) The Person to be acquired shall be in compliance in all material respects with applicable laws and regulations, and the Permitted Acquisition or Joint Venture shall not have a Material Adverse Effect on the Borrower or any Subsidiary.

         (xi) Review and approval by the Agent of acquisition documents including, without limitation, all legal and regulatory due diligence applicable to the Permitted Acquisition or Joint Venture.

         (xii) The Borrower shall be the surviving or continuing corporation following such Permitted Acquisition.

         Notwithstanding the foregoing Section 2.16, the Borrower shall provide reasonable prior written notice to the Agent of any acquisition or joint venture including information with respect to the type of transaction, the amount, how the transaction will be funded, the location and type of business involved.

         2.17. Late Fee. If the entire amount of any required principal or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay to the Agent a late fee equal to five percent (5%) of the required payment.

         2.18. Withholding Tax Exemption. Any permitted assignee of the Agent under this Agreement that is not incorporated under the laws of the United States of America or any state thereof agrees that it will, on or before the date of such assignment, deliver to the Borrower (for the benefit of each Credit Party) a duly completed copy of United States Internal Revenue Service From W-8 BEN or W-8 ECI, certifying that such assignee is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each assignee which so delivers a Form W-8 BEN or W-8 ECI further undertakes to deliver to the Borrower (for the benefit of each Credit Party) an additional copy of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form W-8 BEN and one calendar year for Form W-8 ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower (on behalf of any Credit Party), in each case certifying that such assignee is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such assignee from duly completing and delivering any such form with respect to it and such assignee advises the Borrower that it is not capable of receiving payments without complete exemption from withholding of United States federal income tax; provided, however, that such assignee shall take such action as is required under Section 3.6 of this Agreement.

         2.19. Overadvances. Nothing herein shall be construed to restrict the Agent, in its sole and exclusive discretion, from making Advances in excess of the Commitment and in excess of the Borrowing Capacity, the L/C Facility Limit, or Advances in excess of the face amount of any Note, without requirement of execution of additional notes, or otherwise modifying this Agreement or any instrument to accommodate any such Advance in excess of the face amount of any Note, and in so doing at any time or times, the Agent shall not waive its rights to insist upon strict compliance with the terms of this Agreement, the Notes, or any document or instrument granting security to the Agent or other instruments executed in connection with this Agreement, at any other time, and to further rely upon all collateral secured to it for satisfaction of all Obligations of the Borrower and/or Borrowing Subsidiaries to the Agent, without exception.

         2.20. Recalculation of Availability. If a Credit Party wishes to request an Advance, conversion or continuation or if an automatic conversion or continuation is made pursuant to Section 2.9 at a time when the aggregate Dollar Amount of Loans outstanding hereunder, calculated for each Loan on the most recent date upon which such Loan was borrowed, converted or continued hereunder, would, after giving effect to such Advance, conversion or continuation, exceed 90% of the Aggregate Commitment and any Advance in a currency other than Dollars is then outstanding, the Borrower shall, one Business Day prior to the delivery of the required Borrowing Notice or Conversion/Continuation Notice, so notify the Agent. On the day the Agent receives such notice (or on the date upon which such conversion or continuation is made automatically pursuant to Section 2.9) the Agent will recalculate the then-current Dollar

Amount of Loans outstanding (after giving effect to such Advance, conversion or continuation). If the result of such recalculation is that the Dollar Amount of Loans outstanding, after giving effect to such borrowing, conversion or continuation, would exceed the Aggregate Commitment, then:

                  (i) the relevant Credit Party will not be permitted to request such Advance, conversion or continuation; and

                  (ii) all outstanding Loans in excess of the Aggregate Commitment, together with all accrued but unpaid interest thereon, will, in accordance with the succeeding provisions of this Section, be due and payable at the end of their respective Interest Periods (until any such excess is eliminated).

To the extent that clause (ii) above requires a repayment of any Loans outstanding in excess of the Aggregate Commitment, the Agent will so notify the Borrower. The Credit Parties will then prepay, within three Business Days of receipt of such notice, sufficient Alternate Base Rate Advances to eliminate such excess. If the amount of Alternate Base Rate Advances outstanding is such that repayment of all of them would not eliminate such excess, the Credit Parties will then repay such principal amount of each of the next maturing LIBOR Advances at the end of their respective Interest Periods so as to eliminate such excess. If more than one LIBOR Advance has an Interest Period which ends on a particular day and it is not necessary to repay both such Advances to eliminate such excess, the Credit Parties may elect which LIBOR Advance to repay. The restrictions on borrowing, conversion and continuation and the requirement that Advances be repaid at the end (for LIBOR Advances) of their respective Interest Periods set forth in this Section 2.20 shall be the exclusive mechanism for limiting any increase in the outstanding principal amount of Loans under this Agreement due to currency fluctuation. The Borrower shall not be required to prepay LIBOR Loans prior to the end of their respective Interest Periods as result of such currency fluctuations except where such excess is caused by a voluntary commitment reduction pursuant to Section 2.5.

         2.21. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time; provided, however, that no Credit Party shall be liable for any increase in the obligations set forth in Article III with respect to such change in Lending Installation to the extent that such increase is triggered on the date of such change. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.22. Non-Receipt of Funds by the Agent. Unless a Credit Party or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Credit Party, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Credit Party, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by a Credit Party, the interest rate applicable to the relevant Loan.

         2.23. Commitment Fee. The Borrower shall pay a Commitment Fee of $180,000 to the Agent for the account of each Lender, fully earned upon execution of this Agreement and payable over 3 years, $100,000 of such Commitment Fee payable upon execution of this Agreement, $50,000 of such Commitment Fee payable one year from the date hereof and $30,000 of the Commitment Fee two years from the date hereof. The Commitment Fee shall be allocated 70% to Fleet and 30% to LaSalle. In the event this Agreement is terminated prior to the Facility Termination Date, any unpaid balance of the Commitment Fee shall become immediately due and payable.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1. Yield Protection. If, after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof, or the compliance of any Lender therewith,

         (i) subjects any Lender to any tax, duty, charge or withholding on or from payments due from any Credit Party (excluding Excluded Taxes), or changes the basis of taxation of payments to any Lender in respect of the Loans or other amounts due it hereunder, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (other than reserves taken into account in determining the interest rate applicable to LIBOR Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to the Lender of making, funding or maintaining Loans or reduces any amount receivable by the Lender in connection with Loans, or requires the Lender to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by the Lender, then, upon such Lender becoming aware of any such event, the Lender shall promptly notify the Borrower of such event and, thereafter, within 15 days of demand by the Lender, the Borrower or other appropriate Credit Party shall pay the Lender that portion of such increased expense incurred or reduction in an amount received which the Lender reasonably determines is attributable to making, funding and maintaining its Loans and the Commitment.

         3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender is increased as a result of a Change, then the Lender shall promptly notify the Borrower of such determination and, within 15 days of demand by the Lender, the Borrower shall pay the Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Lender reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account the Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasigovernmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Lender. "Risk-Based Capital Guidelines" means (x) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its LIBOR Loans would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if any Lender determines that (i) deposits of a type and maturity appropriate to match fund LIBOR Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost to the Lender of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any LIBOR Advances of the affected Type to be repaid.

         3.4.     Funding Indemnification/Yield Maintenance Fee. If at any time
(i) the interest rate on a Loan is based upon the LIBOR Base Rate or Cost of Funds, and (ii) the Lenders in their sole discretion should determine that current market conditions can accommodate a prepayment request prior to the last day of the Interest Period related to such Loan, the Borrower shall have the right at any time and from time to time to prepay the Loan in whole (but not in part), and the Borrower shall pay to the Agent, for the benefit of the Lenders, a yield maintenance fee in an amount computed as follows: the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the expiration date of the applicable Interest Period as to which the prepayment is made, shall be subtracted from the LIBOR Base Rate or Cost of Funds component, as the case may be, in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the applicable Interest Period. The resulting amount shall be the yield maintenance fee due to Agent upon prepayment of the Loan.

If by reason of the occurrence of any Default, the Agent elects to declare the Loans to be immediately due and payable, then any yield maintenance fee with respect to the Loans shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

         3.5.     Taxes.

                  3.5.1. Payments to be Free and Clear. All sums payable by any Credit Party whether in respect of principal, interest, fees or otherwise (including, without limitation, sums payable by the Borrower pursuant to its guaranty in Article XIV) shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed by any country, any Governmental Agency thereof or therein, any jurisdiction from which any or all such payments are made and any political subdivision or taxing authority thereof or therein, excluding income and franchise taxes (and deductions and withholdings therefor) imposed on any Lender (x) by the jurisdiction under the laws of which any Lender is organized or any Governmental Agency or taxing authority thereof or therein, or (y) by any jurisdiction in which the Agent's or such Lender's Lending Installations are located or any Governmental Agency or taxing authority thereof or therein (such excluded taxes, deductions and withholdings, collectively, "Excluded Taxes"; and all such taxes, levies, imposts, deductions, charges and withholdings (including Excluded Taxes), collectively, "Taxes"), which amounts shall be paid by any Credit Party as provided in Section 3.5.2. As set forth in the preceding sentence, any Credit Party will pay each Lender the amounts necessary such that the net amount of the principal, interest, fees or other sums received and retained by each Lender is not less than the amount payable under this Agreement.

                  3.5.2. Grossing-up of Payments. If: (a) any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax (other than Excluded Taxes) or other amount from any sum paid or expressed to be payable by any Credit Party to any Lender under this Agreement (other than on account of Excluded Taxes); or (b) any party to this Agreement (or any Person on its behalf) other than any Credit Party is required by law to make any deduction or withholding from, or (other than on account of any Excluded Tax) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Lender under this
         Agreement:

                  (i) the Borrower shall notify the Agent of any such requirement or any change in any such requirement as soon as any Credit Party becomes aware of it and the Agent shall promptly notify the Borrower of any such requirement or any change of such requirement as soon as such Lender becomes aware thereof;

                  (ii) to the extent the Borrower or such other Credit Party is aware or is so notified by such Lender, the Borrower or such other Credit Party shall pay any such Tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on such Credit Party) for its own account or (if that liability is imposed on any other party to this Agreement) on behalf of and in the name of that party;

                  (iii) the sum payable by the Borrower or such other Credit Party in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid, provided no amount is actually withheld from such payment) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

                  (iv) within thirty (30) days after payment of any sum from which such the Borrower or such other Credit Party is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax or other amount which it is required by Section 3.5.2(ii) to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (a) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (b) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

                  3.5.3. Delivery of Tax Forms. No Credit Party shall be obligated to make any payments under this Section 3.5 to any permitted assignee of any Lender which is not incorporated under the laws of the United States of America or any state thereof until such permitted assignee of such Lender shall have delivered the tax forms required to be delivered by it pursuant to Section 2.18.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, the Lender shall designate an alternate office, branch, subsidiary or affiliate with respect to its LIBOR Loans to reduce any liability of the Borrower or any other Credit Party to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver to the relevant Credit Party a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2,
3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which the Agent determined such amount and shall be final, conclusive and binding on the Credit Parties in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Credit Parties under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7. Mandatory Prepayments. The Borrower shall prepay Obligations and the Commitment shall concurrently be reduced by the amount of proceeds, net of ordinary transaction expenses: (i) in excess of $5,000,000 as a result of any sale of assets of the Borrower or any Subsidiary other than in the ordinary course of business; or (ii) in excess of $5,000,000 as a result of any equity or new debt offering of the Borrower or any Subsidiary. The mandatory prepayment shall be made by the Borrower upon receipt of proceeds related to such transaction and the funding indemnification provisions under Section 3.4 shall apply to any such mandatory prepayment.

         3.8. Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Agent (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided however, that after the occurrence of any Default and while such Default is continuing, payments will be applied to the Obligations as the Agent determines in its sole discretion.

         3.9. Other Financial Services. The Borrower shall notify the Agent of any new needs or contemplated changes to financial services or in providers of such services used by the Borrower, and shall allow the Agent to submit a proposal or proposals to provide such services to the Borrower. The Borrower shall evaluate the Agent's proposals in the context of the credit and non-credit financial services furnished to the Borrower hereunder and use reasonable best efforts to acquire such financial services, as appropriate, through the Agent.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent with sufficient copies for each of the Lenders:

         (i) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by an Authorized Officer.

         (ii) Copies, certified by the Clerk or Assistant Clerk of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution of the Loan Documents to which it is a party.

         (iii) An incumbency certificate, executed by the Clerk or Assistant Clerk of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent shall be entitled to rely until informed of any change in writing by the Borrower.

         (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

         (v) A written opinion of the General Counsel of the Borrower, addressed to the Agent in substantially the form of Exhibit "B-1" hereto.

         (vi) A written opinion of Massachusetts counsel to the Borrower addressed to the Agent in substantially the form of Exhibit "B-2" hereto.

         (vii) Borrower Notes payable to the order of the Agent executed by Authorized Officer(s) of the Borrower.

         (viii) Loan/Credit Related Money Transfer Instructions from each Credit Party for each currency in which such Credit Party intends to request Advances hereunder, each signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (ix) Such other documents as the Agent or its counsel may have reasonably requested.

         (x) Payment by the Borrower to the Agent of that portion of the Commitment Fee due pursuant to Section 2.23 of this Agreement.

         (xi) No change in governmental regulations or policies having a Material Adverse Effect on the Borrower or any Lender shall have occurred.

         (xii) Simultaneous payment and performance by the Borrower of all liabilities and obligations under the Amended and Restated Senior Revolving Credit Agreement dated August 23, 2000, as amended, under which agreement the Agent is a Lender.

         4.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding advances), unless on the applicable Borrowing Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

         (iii) If such Advance is requested by a Borrowing Subsidiary, (a) the representations and warranties of such Borrowing Subsidiary contained in Article V-A are true and correct in all material respects as of such Borrowing Date or Issuance Date, as the case may be, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall remain true and correct in all material respects on and as of such earlier date and (b) it has complied with the provisions of Section 4.3.

         (iv) Loan/Credit Related Money Transfer Instructions signed by an Authorized Officer.

         (v) If such Advance is requested in a currency with respect to which the Credit Party has not already submitted Loan/Credit Related Money Transfer Instructions, additional Loan/Credit Related Money Transfer Instructions for such currency, signed by an Authorized Officer.

         (vi) The Borrower submits to the Agent a Borrowing Base Certificate dated as of the then most current month end and signed by an Authorized Officer in the form of Exhibit C-1 hereto in connection with any Advance request in a principal amount which would, together with the aggregate principal amount and stated amount of the existing Loans and Letters of Credit then outstanding, be in excess of Borrowing Capacity indicated on the then most current Borrowing Base Certificate submitted by the Borrower to the Agent pursuant to Section 6.1. Such then current Borrowing Base Certificate shall indicate sufficient Borrowing Capacity availability for the Loan.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by (a) the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied and (b) the applicable Borrowing Subsidiary if such Advance is requested by it, that the conditions contained in Sections 4.2(i) and (iii) have been satisfied.

         4.3. First Advance to a Borrowing Subsidiary. The obligation of the Lenders to make Advances on the occasion of the first request by a Borrowing Subsidiary are subject to the satisfaction of the conditions set forth in Section 4.2 hereof with respect to such Borrowing Subsidiary and the Borrower and the following additional conditions:

         (i) The Agent shall have received, in sufficient numbers of original counterparts for each Lender, an Election to Participate and one or more Loan/Credit Related Money Transfer Instructions dated on or before the Borrowing Date of such first Advance and duly executed by the relevant Borrowing Subsidiary and (in the case of the Election to Participate) the Borrower.

         (ii) On or before the date of such first Advance, the relevant Borrowing Subsidiary shall deliver to the Agent (a) its Borrowing Subsidiary Notes, all of which shall be duly executed by such Borrowing Subsidiary and dated on or before the Borrowing Date of such Advance and (b) the corporate documentation and certificates identified in Sections 4.1(i)-(iii) with respect to such Borrowing Subsidiary (or substantial equivalents if such exist).

         (iii) All legal details and proceedings in connection with the transactions contemplated by this Agreement with respect to the relevant Borrowing Subsidiary shall be satisfactory to the Lenders, and the Agent shall have received all such originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent, as the Agent may reasonably request.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants to the Agent and the Lenders that:

         5.1. Corporate Existence and Standing. Each of the Borrower and its Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such authority would not reasonably be expected to have a Material Adverse Effect.

         5.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party, and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles

(regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) the Borrower's or any Material Subsidiary's articles of organization or articles of incorporation or by-laws (or equivalent), or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or the provisions of any material indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or any Substantial Portion of its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any Substantial Portion of the Property of the Borrower or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except (in the case of the violations, conflicts and defaults described in this clause (ii)) for any such violation, conflict or default which would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Agency, other than those from jurisdictions other than the United States of America or any political subdivision thereof or the United Kingdom or any jurisdiction of the United Kingdom or the Commonwealth of Canada or any jurisdiction of the Commonwealth of Canada or Hong Kong or any jurisdiction of Hong Kong the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect, is required to authorize, or is required in connection with the execution, delivery and performance by the Credit Parties of, or the legality, validity, binding effect or enforceability as against or with respect to the Credit Parties of, any of the Loan Documents to which it is a party.

         5.4. Financial Statements. The December 31, 2002 and March 31, 2003 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Agent were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Except as disclosed in the Borrower's Securities and Exchange Commission Forms 10-K for the period ending December 31, 2002, 10-Q for the period ending March 31, 2003, since December 31, 2002, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Borrower and its Material Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Material Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1999. No tax liens have been filed and no claims are being asserted with respect to any material taxes except as set forth on Schedule 5.6. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule "1" hereto contains an accurate list of all of the presently existing subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. Material Subsidiaries as of the date hereof are denoted on Schedule "1" with an asterisk. All of the issued and outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, and no Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, where Unfunded Liabilities of the Borrower and the other members of the Controlled Group with respect to such Plan exceed $10,000,000 in the aggregate.

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin Stock constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any restriction on sale, pledge, or other disposition hereunder.

         5.12. Defaults Under Material Agreements; Agreements Restricting Dividends. Neither the Borrower nor any Material Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness. No Material Subsidiary is a party to any indenture, agreement or other instrument which prohibits or restricts (or would, upon the occurrence of any future event, prohibit or restrict) the payment of dividends or distributions by such Material Subsidiary to the Borrower or any other Subsidiary.

         5.13. Compliance With Laws. The Borrower and its Material Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign Governmental Agency having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, other than such noncompliance as would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Material Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule "2" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.11, to all of the Property and assets reflected in the financial statements as owned, or otherwise owned, by it, including, without limitation, all Accounts Receivable and all patents, trademarks, trade names and rights under any license.

         5.15. Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.16. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility holding Company Act of 1935, as amended.

         5.17. Validity of Accounts. With respect to Accounts Receivable (other than Ineligible Accounts) included by the Borrower in the calculation of Borrowing Capacity pursuant to any Borrowing Base Certificate delivered to the Agent, (a) each Account is genuine and enforceable in accordance with its terms and represents an undisputed and bona fide indebtedness owing to Borrower by the Account Debtor obligated thereon; (b) there are no defenses, setoffs, or counterclaims against any Account; (c) no payment has been received on any Account and no Account is subject to any credit or extension or agreements therefor other than in the ordinary course of business unless written notice specifying such payment, credit, extension or agreement has been delivered to the Agent; (d) each copy of each invoice is a true and genuine copy of the original invoice sent to the Account Debtor named therein and accurately evidences the transaction from which the underlying Account arose and the date payment is due as stated on each such invoice, or computer based on the information set forth on each such invoice, is correct; (e) all chattel paper and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Account, and each endorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligations of all parties thereto and the date or dates stated on such items as the date on which payment in whole or in part is due is correct; (f) all inventory described in each invoice has been delivered to the Account Debtor named in such invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Borrower; (g) all evidence of the delivery or shipment of inventory is true and genuine; (h) all services to be performed by Borrower in connection with each Account has been performed by Borrower; and (i) all evidence of the performance of such services by Borrower is true and genuine.

                                   ARTICLE V-A

            REPRESENTATIONS AND WARRANTIES OF BORROWING SUBSIDIARIES

         Each Foreign Borrowing Subsidiary organized under the laws of a jurisdiction outside the United Kingdom represents and warrants to the Agent and each of the Lenders as provided in this Article V-A (except for Sections 5A.2.2), each Foreign Borrowing Subsidiary organized under the laws of the United Kingdom or a political subdivision within the United Kingdom represents and warrants to the Agent and each of the Lenders as provided in this Article V-A (except for Section 5A.2.1) and each Domestic Borrowing Subsidiary represents and warrants to the Agent and each of the Lenders as provided in Sections 5A.1, 5A.2.1, 5A.3, 5A.6, 5A.7 and 5A.8 of this Article V-A that:

         5A.1     Corporate Existence and Standing. Such Borrowing Subsidiary is
a corporation, company or other legal entity duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to have such authority would not reasonably be expected to have a Material Adverse Effect.

         5A.2     Authorization and Validity.

                  5A.2.1. Borrowing Subsidiaries Organized Outside the United Kingdom. Such Borrowing Subsidiary has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrowing Subsidiary of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid and binding obligations of such Borrowing Subsidiary enforceable against such Borrowing Subsidiary in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  5A2.2.   United Kingdom Borrowing Subsidiaries. Subject to the
         Reservations, such Borrowing Subsidiary has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrowing Subsidiary of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid, enforceable and binding obligations of such Borrowing Subsidiary.

         When used in this Section 5A.2.2, "Reservations" means:

(a) the principle that equitable remedies are at the discretion of the courts,

(b) the limitations on enforcement under the laws relating to the bankruptcy, insolvency, liquidation, administration or similar process of or affecting any Borrowing Subsidiary,

(c) any laws affecting the rights of creditors generally on insolvency, and the time barring of claims,

(d)      the undertakings and indemnities given by such Borrowing Subsidiary in
         Section 9.3, insofar as they may relate to stamp, registration and similar taxes or charges which may be chargeable pursuant hereto in the United Kingdom, may be void under Section 117 of the Stamp Act 1891, and

(e) the interest payable under Section 2.11 may not be recoverable if it amounts to a penalty.

         5A.3     No Conflict; Government Consent. Neither the execution and delivery by such Borrowing Subsidiary of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Borrowing Subsidiary with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrowing Subsidiary or such Borrowing Subsidiary's certificate or articles of incorporation or by-laws (or similar documents) or the provisions of any material indenture, instrument or agreement to which such Borrowing Subsidiary is a party or is subject, or by which it, or any Substantial Portion of its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any Substantial Portion of the Property of such Borrowing Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default which would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Agency, other than those from jurisdictions other than the United States of America or any political subdivision thereof or the

United Kingdom or any jurisdiction of the United Kingdom the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect, is required to authorize, or is required in connection with the execution, delivery and performance by such Borrowing Subsidiary of, or the legality, validity, binding effect or enforceability as against or with respect to such Borrowing Subsidiary of, any of the Loan Documents.

         5A.4     Filing. Except for any such filing, recording or payment made on or prior to the date hereof, to ensure the enforceability or admissibility in evidence of this Agreement, the Election to Participate and the Borrowing Subsidiary Notes of such Foreign Borrowing Subsidiary in such Foreign Borrowing Subsidiary's country of organization or incorporation and country which is its principal place of business (each, a "Subject Country"), it is not necessary that this Agreement, the Election to Participate or the Borrowing Subsidiary Notes of such Foreign Borrowing Subsidiary or any other document be filed or recorded with any court or Governmental Agency in any Subject Country or that any stamp or similar tax be paid to or in respect of this Agreement, the Election to Participate or the Borrowing Subsidiary Notes of such Foreign Borrowing Subsidiary. The qualification by the Agent for admission to do business under the laws of any Subject Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by the Agent of any right, privilege, or remedy afforded to the Agent in connection with the Loan Documents to which such Foreign Borrowing Subsidiary is a party or the enforcement of any such right, privilege, or remedy against such Foreign Borrowing Subsidiary. The performance by the Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of any Subject Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of any such Subject Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Agent, the Borrower hereby agrees to indemnify the Agent, against (x) any such tax or other monetary liability which is not an Excluded Tax and (y) any increase in an Excluded Tax which results from such action by the Agent and, to the extent the Borrower makes such indemnification, the incurrence of such liability by the Agent will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which such Subject Country is a member.

         5A.5 No Immunity. Neither such Foreign Borrowing Subsidiary nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Foreign Borrowing Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         5A.6     Investment Company Act. Neither such Borrowing Subsidiary nor any Subsidiary thereof is an "investment company" or a company "controlled" by an investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5A.7     Public Utility Holding Company Act. Neither such Borrowing
Subsidiary nor any Subsidiary thereof is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5A.8     Regulation U. Margin Stock constitutes less than 25% of the value of those assets of such Borrowing Subsidiary and its Subsidiaries which are subject to any restriction on sale, pledge, or other disposition hereunder.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Agent:

         (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related statements of income and retained earnings, and a statement of cash flows, together with a list, signed by an Authorized Officer, of the Material Subsidiaries, as determined at the end of such fiscal year.

         (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated, condensed statements of income and retained earnings and a consolidated, condensed statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer.

         (iii) Together with the annual and quarterly financial statements required hereunder, a Compliance Certificate in substantially the form of Exhibit "C" hereto signed by the Borrower's Chief Financial Officer or Assistant Treasurer showing the calculations necessary to determine compliance with the requirements of Section 6.12 of this Agreement and stating that no Default or Unmatured Default exists,

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

                  or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) Within 30 days after issuance of any management letter prepared by the Borrower's auditors with respect to the Borrower, a copy thereof.

         (v) Annual consolidated balance sheet, income statement and cash flow budgets with quarterly detail prepared by management of the Borrower.

         (vi) As soon as possible and in any event within 10 Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

         (vii) As soon as possible and in any event within 10 Business Days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, if determined or resolved adversely, would reasonably be expected to have a Material Adverse Effect.

         (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

         (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

         (x) Within 30 days after being served in connection therewith or otherwise becoming aware thereof, notice of any litigation, arbitration or other legal proceeding involving the Borrower or any of its Subsidiaries which, if determined or resolved adversely, would reasonably be expected to have a Material Adverse Effect.

         (xi) If a new Subsidiary is formed as a result of an Acquisition by the Borrower or any Subsidiary and such Subsidiary or the assets which comprise such Subsidiary would have been classified as a Material Subsidiary as at the end of or for such Subsidiary's most recent fiscal year, then on the first date upon which the Borrower is required to deliver financial statements pursuant to Section 6.1(i) or (ii) for the fiscal period during which such Acquisition occurred, the Borrower

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

                  shall update the list of Material Subsidiaries furnished pursuant to Section 6.1(i) so as to include such new Subsidiary.

         (xii) Such other information (including non-financial information) as the Agent may from time to time reasonably request.

         (xiii) Within 15 days after the end of each month, a summary schedule of Accounts Receivable of the Borrower, with aging, and such other information for Account Debtors as may be reasonably requested by the Agent, all in form and substance acceptable to the Agent, and certified as true and correct by the Chief Financial Officer or Assistant Treasurer of the Borrower.

         (xiv) Within 45 days after the close of each fiscal quarter of the Borrower, a complete schedule of Inventory of the Borrower by location, and including a summary of the inventory reserve, all in form and substance acceptable to the Agent, and certified as true and correct by the Chief Financial Officer or the Assistant Treasurer of the Borrower.

         (xv) Within 15 days following the end of each month, a Borrowing Base Certificate in the form of Exhibit C-1 hereto showing the calculations necessary to determine Borrowing Capacity signed by the Borrower's Chief Financial Officer or the Assistant Treasurer.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances (i) to refinance existing senior credit obligations of the Borrower and Subsidiaries, and (ii) for general corporate purposes, including without limitation Permitted Acquisitions, Joint Ventures, Dividend Payments and Stock Repurchases. Except as set forth in the preceding sentence, the Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock or to make any Acquisition other than a Permitted Acquisition.

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default.

         6.4. Conduct of Business. The Borrower will, and will cause each Material Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the Borrower may liquidate and dissolve any Subsidiary to the extent that
(i) any such action would not have a Material Adverse Effect and (ii) if such Subsidiary to be liquidated is a Borrowing Subsidiary, all of its Borrowing Subsidiary Obligations have been paid and discharged in full prior to such liquidation and dissolution. The Borrower will not, and will not permit any Subsidiary to, enter into a new line of business or otherwise change the fields of enterprise in which it operates if any such entry or change would reasonably be expected to have a Material Adverse Effect.

         6.5. Taxes. The Borrower will, and will cause each Material Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6. Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish upon request by the Agent information as to the insurance carried.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, other than such noncompliance as would not reasonably be expected to have a Material Adverse Effect.

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent, at the Agent's expense (except following any Default and while such Default is continuing, which inspections shall then be at the Borrower's expense), by the Agent's representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent may designate.

         6.10. Merger; Sale of Substantially All Assets. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge or consolidate with the Borrower or a Wholly Owned Subsidiary, provided such Wholly Owned Subsidiary has either guaranteed the Obligations, or in the case of Foreign Subsidiaries not less than sixty-five percent of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged, or at the time of such merger or consolidation will be pledged, to the Agent as security for the Obligations on terms acceptable to the Agent and (ii) the Borrower may merge or consolidate with any other Person provided that (x) the Borrower is the surviving entity and
(y) after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist. The Borrower will not, nor will it permit any Subsidiary to, in one or a series of transactions, lease, sell or otherwise dispose of all or substantially all of its Property, except that (a) a Subsidiary may lease, sell or otherwise dispose of all or substantially all of its Property to the Borrower or a Wholly Owned Subsidiary, provided such Wholly Owned Subsidiary has either guaranteed the Obligations, or in the case of Foreign Subsidiaries not less than sixty-five percent of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged, or at the time of such merger or consolidation will be pledged, to the Agent as security for the Obligations on terms acceptable to the Agent and (b) the provisions of this sentence shall not apply to any disposition of Margin Stock to the extent that, at any time, Margin Stock would (but for the provisions of this clause (b) and of clause (xi) of Section 6.11) comprise 25% or more of the value of the consolidated assets of the Borrower and its Subsidiaries subject to any restriction on sale, pledge or other disposition pursuant to the terms of this Agreement (it being understood that the exception set forth in this clause (b) shall only apply to the "excess" portion of such Margin Stock and that capital stock of the Borrower shall be deemed to be the "excess" portion of such Margin Stock to the greatest extent possible rather than any other Margin Stock held by the Borrower and its Subsidiaries). Notwithstanding the foregoing, the Borrower shall be permitted to complete a merger transaction with a newly formed Illinois corporation in connection with its reincorporation in Illinois.

         6.11. Liens/Negative Pledge. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in according with generally accepted principles of accounting shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousehandler's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

         (v) Purchase money Liens granted to secure the purchase price of equipment or real property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or real property, provided that such Liens do not extend to any other assets of the Borrower or of any Subsidiary.

         (vi) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

         (vii) Liens in existence on the Closing Date as set forth on Schedule "2".

         (viii) Any extension, renewal or replacement of a Lien described in clause (v) or (vi), provided that the principal amount of the Indebtedness or other obligation secured thereby is not increased.

         (ix) Liens on Margin Stock to the extent that, at any time, Margin Stock would (but for the provisions of this clause (ix) and of the final sentence of Section 6.10) comprise 25% or more of the value of the consolidated assets of the Borrower and its Subsidiaries subject to any restriction on sale, pledge or other disposition pursuant to the terms of this Agreement (it being understood that Liens will only be permitted under this clause (ix) on the "excess" portion of such Margin Stock and that capital stock of the Borrower shall be deemed to be the "excess" portion of such Margin Stock to the greatest extent possible rather than any other Margin Stock held by the Borrower and its Subsidiaries).

         In addition to the foregoing, except as set forth on Schedule 6.11, the Borrower shall not, nor shall it permit any Subsidiary to, enter into any other agreement or arrangement with any other Person which would prevent or in any way limit or restrict the Borrower's or any Subsidiary's ability to pledge, assign or grant a first priority security interest in any of its assets in favor of the Agent.

         6.12.    Financial Covenants.

                  6.12.1. Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 2.25 to 1.00 as of the fiscal quarters ending June 30, 2003, September 30, 2003 and December 31, 2003, with such Fixed Charge Coverage Ratio to be calculated on a rolling four quarter basis for the most recent four fiscal quarter period then ended. For the purposes of this covenant:
         (1) the term "Fixed Charge Coverage Ratio" means the ratio of (i) the Borrower's Consolidated EBITDA, minus Consolidated Capital Expenditures (including all acquisitions net of amounts paid for with cash on hand and/or amounts borrowed under the Commitment), minus all cash taxes paid (to the extent amounts paid exceed $5,000,000), minus Dividend Payments and

         Stock Repurchases; to (ii) the Borrower's Consolidated Interest Expense, plus the Borrower's Consolidated Scheduled Principal Payments for such period.

                  6.12.2. Funded Debt/EBITDA Ratio. The Borrower shall maintain a ratio of funded Consolidated Indebtedness (excluding obligations to reimburse under Letters of Credit, Banker's Acceptances or in connection with other trade services obtained by the Borrower in the ordinary course of business), to the Borrower's EBITDA as calculated based upon the four most recent consecutive fiscal quarters then ended as of June 30, 2003, September 30, 2003 and December 31, 2003 of not greater than 2.00 to 1.00.

                  6.12.3. Minimum Annual Consolidated Operating Profit. The Borrower shall have a Minimum Consolidated Operating Profit of not less than $7,500,000 for the fiscal year ending December 31, 2003.

                  6.12.4. Consolidated Total Assets/Revenues Limitation. At no time (i) shall more than forty percent (40%) of the Borrower's Consolidated Total Assets be owned by any Subsidiary existing as of the date of this Agreement, or more than forty percent (40%) of the Borrower's Consolidated Total Revenue be generated by any Subsidiary existing as of the date of this Agreement unless such Subsidiary has either guaranteed the Obligations or, in the case of any Foreign Subsidiary, not less than sixty-five (65%) of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged to the Lenders as security for the Obligations upon terms acceptable to the Lenders, or (ii) shall more than twenty percent (20%) of the Borrower's Consolidated Total Assets be owned by any Subsidiary acquired subsequent to the date of this Agreement, or more than twenty percent (20%) of the Borrower's Consolidated Total Revenue be generated by any Subsidiary acquired subsequent to the date of this Agreement (any such Subsidiary owning more than 20% of the Borrower's Consolidated Total Assets or generating more than 20% of the Borrower's Consolidated Total Revenue shall be known as "Material Domestic Subsidiary" or a "Material Foreign Subsidiary," depending upon whether its domicile is in the United States or elsewhere, as the case may be) unless such Material Domestic Subsidiary has either guaranteed the Obligations or, in the case of Material Foreign Subsidiaries, not less than sixty-five percent (65%) of the total issued and outstanding capital stock of such Material Foreign Subsidiaries has been pledged to the Lenders as security for the Obligations.

                  6.12.5. Covenant Agreement. Financial covenants shall be agreed to by the Borrower and Agent for periods subsequent to December 31, 2003 annually on or before May 15, 2004 and May 15, 2005. The financial covenants shall be reset based upon standards used in connection with establishing such financial covenants for periods ending on or prior to December 31, 2003.

         6.13. Margin Stock. The Borrower will not, nor will it permit any Subsidiary to, purchase or carry Margin Stock with a value exceeding 15% of the value of the consolidated assets of the Borrower and its Subsidiaries (other than capital stock of the Borrower which has been repurchased and is being held as treasury stock by the Borrower, which stock is not subject to the limitation set forth in this Section 6.13).

         6.14. Accounts Receivable. The Borrower will provide the Agent with assurances that any Account Receivable used by the Borrower in the calculation of Borrowing Capacity shall be a good and valid Account Receivable representing an undisputed bona fide indebtedness incurred by the Account Debtor named therein for merchandise held subject to delivery instructions or already shipped or delivered pursuant to a contract of sale for goods, or services already performed by the Borrower, with or for the Account Debtor. The Borrower shall be the lawful owner of all such Accounts subject to no Liens or security interests therein, except as permitted under Section 6.11. No such Account Receivable shall have then, or shall thereafter be sold, assigned or transferred to any person other than the Agent, or in any way encumbered, except to the Agent, and the Borrower shall defend the same against the unlawful claims and demands of all persons. The Borrower shall give the Agent written notice of each office of the Borrower at which the records of the Borrower pertaining to Accounts Receivable are kept.

         6.15. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume, or suffer to exist, any Indebtedness, except:

         (i) Indebtedness of the Credit Parties under this Agreement or the Note or the Loan Documents to which they are a party;

         (ii) Indebtedness described in the financial statements referred to in Section 5.4 of this Agreement or in connection with existing financing commitments listed on Schedule 6.15 hereto, but no renewals (other than subject to existing material terms and conditions), or extensions (other than subject to existing material terms and conditions) thereof;

         (iii) Accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the billing date, unless subject to agreement with trade creditors for longer terms, and current operating liabilities (other than for borrowed money) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

         (iv) Indebtedness of the Borrower or any Subsidiary incurred in connection with purchase money Liens pursuant to Section 6.11(v) of up to $4,000,000 in the aggregate annually for the purchase of equipment or real estate of a value equal to or in excess of the amount of the related debt.

Notwithstanding the foregoing, in no event shall Consolidated Indebtedness, excluding the aggregate Dollar Amount of all Loans outstanding hereunder, exceed $25,000,000.

         6.16. No Loans, Advances or Investments. Without the prior written approval of the Agent, the Borrower will not, nor will it permit any Subsidiary to, make in any fiscal year any loans or advances to, or investments in, any Person in an aggregate principal amount in excess of $500,000, not to exceed $1,000,000 in aggregate principal amount outstanding at any time, other than in the ordinary course of business. Notwithstanding the foregoing, the Borrower will not, nor will it permit any Subsidiary, without prior written approval of the Agent, to make any loans or advances to, or investments in Enesco plc, or in any other Subsidiary unless such Subsidiary other than Enesco plc has either guaranteed the Obligations or, in the case of Foreign Subsidiaries, not less than sixty-five percent (65%) of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged to the Agent as security for the Obligations upon terms acceptable to the Agent, and provided that all such loans or advances to, or investments in, any Subsidiary by the Borrower in the ordinary course of business, other than as outstanding as of the date hereof, shall not at any time exceed $5,000,000.

         6.17. Guaranties, Etc. The Borrower will not, nor will it permit any Subsidiary to, assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable for obligations of any Person except: (i) guaranties by endorsement of negotiable instruments for deposit, collection or similar transactions in the ordinary course of business, (ii) guaranties as set forth on Schedule 6.17 hereto, and (iii) any other guaranties, assumptions or endorsements of obligations in the ordinary course of business including the guaranty of payment of minimum license and royalty fees in an aggregate principal amount not to exceed $5,000,000. Notwithstanding the foregoing, the Borrower will not, nor will it permit any Subsidiary to, assume, guaranty, endorse or otherwise become directly or contingently responsible or liable for obligations of Enesco plc, or any other Subsidiary unless such Subsidiary other than Enesco plc has either guaranteed the Obligations or, in the case of Foreign Subsidiaries, not less than sixty-five percent (65%) of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged to the Agent as security for the Obligations upon terms acceptable to the Agent.

         6.18. Transactions With Affiliates. The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction, with any Affiliate, or permit any Subsidiary to enter into any transaction, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         6.19. Dividend Restriction. Other than as may be permitted pursuant to Section 2.16, the Borrower will not declare or pay any dividends, nor will the Borrower permit any Subsidiary to declare or pay any dividends to any Person other than the Borrower or a Subsidiary controlled, directly or indirectly, by the Borrower; nor will the Borrower, nor will the Borrower permit any Subsidiary to purchase, redeem, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock. Notwithstanding the foregoing, the Borrower will not, nor will it permit any Subsidiary, other than Enesco European Giftware Group Limited, without prior written approval of the Agent, to declare or pay any dividends to Enesco plc, or any other Subsidiary unless such Subsidiary other than Enesco plc has either guaranteed the Obligations or, in the case of Foreign Subsidiaries, not less than sixty-five percent (65%) of the total issued and outstanding capital stock of such Foreign Subsidiary has been pledged to the Agent as security for the Obligations upon terms acceptable to the Agent.

         6.20. Capital/Lease Expenditures. The Borrower will not, nor will it permit any Subsidiary to, other than in connection with Permitted Acquisitions or Joint Ventures, to make Consolidated Capital Expenditures in excess of $10,000,000 in the aggregate in any fiscal year without the prior written consent of the Agent.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal under any Note when due, nonpayment of principal under the Back-Up F/X Demand Note or Back-Up L/C Demand Note upon demand, or nonpayment of interest upon any Note or of any Facility Fee or other Obligation under any of the Loan Documents within five days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.10, 6.11 or 6.12.

         7.4. The breach by the Borrower (other than a breach which constitutes a default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay any Material Indebtedness when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Material Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.9. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000.

         7.10. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such

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

Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

         7.12.    Any Change in Control shall occur.

         7.13. The guaranty set forth in Article XIV or any Guarantee shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability thereof, or the Borrower or any Guarantor, as the case may be, shall fail to comply with any of the terms or provisions thereof.

         7.14. Termination of any license held by the Borrower or any Subsidiary which will have a Material Adverse Effect.

         7.15. Failure by the Borrower on or before May 15 of each year to agree with financial covenants reasonably established by the Lenders consistent with past practice for periods subsequent to December 31, 2003 pursuant to
Section 6.12.5 of this Agreement.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligation of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligation of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Credit Parties hereby expressly waive.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Credit Parties may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (ii) Reduce the percentage specified in the definition of Required Lenders.

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

                  (iii) Extend the Facility Termination Date, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights or delegate its obligations under this Agreement.

                  (iv)     Amend this Section 8.2.

                  (v)      Release the Borrower from its obligations under
                           Article XIV.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Agent or the Lenders to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any Credit Party to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Credit Parties contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Credit Party in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Taxes. Any taxes (excluding Excluded Taxes) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

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

         9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Credit Parties and the Agent and supersede all prior agreements and understandings among the Credit Parties and the Agent relating to the subject matter thereof.

         9.6. Several Obligations; Benefits of Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Person (except to the extent to which the Agent is authorized to act as such). This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent for any reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent, paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, and their respective directors, officers and employees (each an "Indemnified Party") against all losses, claims damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, provided that the Borrower shall not be liable for any such losses, claims, damages, penalties, judgments, liabilities or expenses of any Indemnified Party which arise from such Indemnified Party's gross negligence or willful misconduct. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

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

         9.11. Nonliability of Lenders. The relationship between the Credit Parties on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent or any Lender shall have any fiduciary responsibilities to any of the Credit Parties. Neither the Agent nor any Lender undertakes any responsibility to any Credit Party to review or inform any Credit Party of any matter in connection with any phase of such Credit Party's business or operations.

         9.12. Language. The Loan Documents and all notices, communications, opinions and other documents to be furnished by or on behalf of any Credit Party pursuant to the Loan Documents shall be in the English language or, in the case of any notices, communications, opinions or other documents submitted in another language, accompanied by a certified English translation thereof and, in the event of any conflict between the English text and such other text of any such document, the English text shall prevail.

         9.13. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE COMMONWEALTH OF MASSACHUSETTS.

         9.14. CONSENT TO JURISDICTION. THE CREDIT PARTIES EACH HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MASSACHUSETTS STATE COURT SITTING IN SPRINGFIELD IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BANK TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY CREDIT PARTY AGAINST THE BANK OR ANY AFFILIATE OF THE BANK INVOLVING DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN SPRINGFIELD, MASSACHUSETTS.

         9.15. SERVICE OF PROCESS. EACH FOREIGN BORROWING SUBSIDIARY HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE UPON THE BORROWER AT ITS ILLINOIS HEADQUARTERS PRESENTLY LOCATED AT 225 WINDSOR DRIVE, ITASCA, ILLINOIS 60143. EACH FOREIGN BORROWING SUBSIDIARY HEREBY IRREVOCABLY APPOINTS THE BORROWER ITS TRUE AND LAWFUL AGENT IN ITS NAME, PLACE AND STEAD TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH

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

WRITS, PROCESS AND SUMMONSES, AND AGREES THAT THE FAILURE OF THE BORROWER TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO ANY SUCH FOREIGN BORROWING SUBSIDIARY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. EACH FOREIGN BORROWING SUBSIDIARY HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE DELIVERY THEREOF VIA AN INTERNATIONAL PRIVATE COURIER COMPANY, DELIVERY COSTS PREPAID, TO EACH FOREIGN BORROWING SUBSIDIARY ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE BANK TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE CREDIT PARTIES IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         9.16. WAIVER OF JURY TRIAL. THE CREDIT PARTIES, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.17. ERISA Representation. Each Lender hereby represents, warrants and agrees that none of the funds, monies, assets or other consideration being used to make the Loans hereunder, to acquire its rights and interests in and under any of the Loan Documents, or to acquire any participation in the foregoing from any other lender are or will constitute assets of any employee benefit plan subject to ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be assets of any employee benefit plan subject to ERISA.

         9.18. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Credit Party pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective Affiliates which agree to be bound by the provisions of this Section 9.18, (ii) to legal counsel, accountants, and other professional advisors to that lender or to a Transferee, (iii) to regulatory officials having jurisdiction over such Lender, (iv) to any person as required by law, regulation, or legal process, and (v) permitted by Section 12.4.

         9.19. Other Transactions. Fleet and each other Lender may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries, except to the extent that any of the foregoing are specifically prohibited by the terms of this Agreement. Except to the extent specifically prohibited or restricted by the terms of this Agreement, the Borrower and its Subsidiaries may borrow money from or incur Indebtedness to the Agent, any Lender or any other financial institution or Person.

         9.20. Maximum Interest Rate. Notwithstanding anything herein to the contrary, no provision of this Agreement or of the Notes shall require or be construed to require the payment or permit the charging or collection of interest in an amount or at a rate in excess of the maximum non-usurious rate permitted by applicable law, and in no event shall interest on or in connection with this Agreement or the Notes accrue and be payable in an amount or at a rate in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in the Notes or otherwise in connection with this loan transaction, the provisions of this
Section 9.20 shall govern and prevail, and neither the Credit Parties nor their respective sureties, guarantors, successors, or assigns shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Agent ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the Maximum Rate shall be applied as a payment and reduction of the principal of Indebtedness evidenced by the Notes; and, if the principal amount of the Notes has been paid in full, any remaining excess shall forthwith be paid to the appropriate Credit Party. All amounts paid in connection with this Agreement and the Notes which would, under applicable laws, be deemed "interest" shall, to the extent permitted by such applicable laws, be amortized, prorated, allocated, and spread throughout the full term of this Agreement and the Notes. If at the maturity of any Note, whether by acceleration or otherwise, the total amount of interest paid or accrued thereon in favor of the Agent is, as a result of the provisions of this Section 9.20, less than the amount of interest which would have accrued if the rates of interest specified in Article II of this Agreement (the "Specified Rates") had at all times been in effect, then, at such time (but only to the extent permitted by applicable law), the relevant Credit Party shall pay to the Agent for the account of such Lender an amount equal to the difference between (x) the lesser of the amount of interest which would have accrued if the Specified Rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (y) the amount of interest actually paid or accrued on such Note.

         9.21. Replacement of Notes. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrower shall issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

                                    ARTICLE X

                                    THE AGENT

         10.1. Appointment. Fleet is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of any Credit Party or any

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

Lender by reason of this Agreement.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Credit Party, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by any Credit Party to the Agent at such time, but is voluntarily furnished by any Credit Party to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes, provided that the provisions of this Section shall not be understood to override those provisions of Section 8.2 requiring the consent of each Lender affected thereby for certain enumerated amendments to the Loan Documents. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder

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

and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that (x) no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent and (y) no Lender shall be liable to reimburse the Agent for any principal or interest owed to the Agent in its capacity as a Lender or for any arrangement or administrative fees owed to the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

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         10.11.   Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent (with the prior approval of the Borrower). If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Lenders, a successor Agent. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Credit Parties shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI

                                     SETOFF

         11.1. Setoff. Borrower and each Guarantor hereby grants to each Lender, to the fullest extent permitted by applicable law, a right of setoff as security for all Obligations of the Borrower to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Lender including, without limitation, any entity under the control of FleetBoston Financial Corporation, or in transit to any of them. At any time after the occurrence of a Default and while such Default continues, without demand or notice, any Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower or any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH MAY SECURE THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY

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GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustment shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Credit Parties and the Lenders and their respective successors and assigns, except that (i) no Credit Party shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of any Credit Party, assign all or any portion of its rights under this Agreement and its Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341; provided, however, that no such assignment shall release such Lender from its obligations hereunder. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2.    Participations.

                  12.2.1. Permitted Participants; Effect. Each Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interest in Agent's obligation to lend hereunder and/or any or all of the Loans held by such Lender hereunder. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to Borrower, the Lender shall remain responsible for the performance of its obligations

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         hereunder and Borrower shall continue to deal solely and directly with such Lender in connection with Lender's rights and obligations hereunder.

                  Each Lender may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that such Lender shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

                  12.2.2. Voting Rights. The Borrower, the Agent and the Lenders shall continue to deal solely with the Lender which sells a participating interest to a Participant with respect to such selling Lender's rights and obligations under this Agreement, and each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents (other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan).

                  12.2.3. Benefit of Setoff. The Credit Parties agree that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as the Lender under the Loan Documents, provided that the Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lender agrees to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with the Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were the Lender.

         12.3.    Assignments.

                  12.3.1. Permitted Assignments. Each Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities not owned or controlled by any competitor of the Borrower ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided that (i) no such assignment shall be of less than $5,000,000 of the Commitment or (if the Aggregate Commitment has been terminated) of aggregate principal amount of the Lender's Loans, unless such assignment is of the entire remaining amount of the Commitment and Loans, each Purchaser agrees to be bound by Section 2.18 and 9.18 and (ii) as a result of such assignment to each such Purchaser, the Credit Parties shall not, as of the date of such assignment, have any increased obligations under Article III. Such assignment shall be substantially in the form of Exhibit "D" hereto or in such other form as may be agreed to by the parties thereto (the "Assignment Agreement"). The

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consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not an Affiliate of the Lender; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required.

                  12.3.2. Effect; Effective Date. Upon (i) delivery to the Lender of (1) a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "D" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, (2) the appropriate tax certifications and other documents (if any) required under Section 2.18, duly completed and signed by the Purchaser mentioned in such Notice of Assignment and (3) all Notes payable to the order of or held by the transferor Lender, and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are assets of any employee benefit plan subject to ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be assets of any employee benefit plan subject to ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents with a percentage of the Aggregate Commitment and with outstanding Loans as described in the Assignment Agreement and the Notice of Assignment to the same extent as if it were an original party hereto, the transferor Lender shall be released from its obligations hereunder to the extent such obligations have been assigned to such Purchaser pursuant to the Assignment Agreement and Notice of Assignment, and no further consent or action by any Credit Party, the Lenders or the Agent shall be required. Each of the Credit Parties shall be entitled to rely upon and shall have the benefit of the representations, warranties, covenants and agreements of the Purchaser set forth in the Assignment Agreement and the Notice of Assignment. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Credit Parties shall make appropriate arrangements so that (i) replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment and (ii) the replaced Notes are returned to the appropriate Credit Parties for cancellation.

                  12.4. Dissemination of Information. The Credit Parties authorize the Agent to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Agent's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.18 of this Agreement.

                  12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or

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any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of section 2.18.

                                  ARTICLE XIII

                                     NOTICES

         13.1. Giving Notice. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be sent by United States mail (or, where applicable, international airmail) or facsimile machine, and shall be deemed received (i) when received by the addressee if sent via the United States mail or international airmail, postage prepaid and (ii) when receipt thereof by the addressee is confirmed by telephone or facsimile machine, if sent by facsimile, in each case addressed to such party at its address or facsimile number set forth below its signature hereto (or, in the case of a Borrowing Subsidiary, to its address or facsimile number set forth in the Election to Participate to which it is a party).

         13.2. Change of Address. Any Credit Party, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

              BORROWER GUARANTY OF BORROWING SUBSIDIARY OBLIGATIONS

         14.1. The Guaranty. The Borrower hereby unconditionally and irrevocably guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) and performance of the Borrowing Subsidiary Obligations, including, but not limited to, (i) the due and punctual payment of principal of and interest on the Borrowing Subsidiary Notes, (ii) all reimbursement obligations, fees, costs or other expenses arising pursuant to any Letter of Credit issued at the request of any Borrowing Subsidiary, (iii) interest accruing upon the filing of a bankruptcy petition by or against any Borrowing Subsidiary, at the applicable rate or rates specified herein, whether or not such interest is allowed as a claim in bankruptcy and (iv) punctual payment of all other sums now or hereafter owed by the Borrowing Subsidiaries under the Loan Documents as and when the same shall become due and according to the terms hereof and thereof. In case of failure by any Borrowing Subsidiary punctually to pay or perform any of its Borrowing Subsidiary Obligations, the Borrower shall forthwith on demand pay or perform such Borrowing Subsidiary Obligations in the currency, at the place, in the manner and with the effect otherwise specified pursuant to the terms of this Agreement. The Borrower hereby agrees that its guaranty of the Borrowing Subsidiary Obligations pursuant to this Article XIV is a guaranty of payment and not a guaranty of collection.

         14.2. Guaranty Unconditional. The obligations of the Borrower under this Article XIV shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

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         (a)      any extension, renewal, settlement, compromise, waiver or
release in respect of any obligation of any Borrowing Subsidiary under any Loan Document by operation of law or otherwise or the exchange, release or non-perfection of any collateral security therefor;

         (b)      any modification or amendment of or supplement to any Loan
Document;

         (c) any compromise, settlement, modification, amendment, waiver, release, non-perfection or invalidity of or to any direct or indirect security, guarantee or other liability of any third party, or Borrowing Subsidiary Obligations;

         (d) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrowing Subsidiary or its assets or any resulting release or discharge of any Borrowing Subsidiary Obligations;

         (e) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Borrowing Subsidiary, the Agent or any other Person, whether or not arising in connection with this Agreement , provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any Borrowing Subsidiary for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrowing Subsidiary of the principal of or interest on any Borrowing Subsidiary Note or any other amount payable by it under this Agreement; or

         (g) any other act or omission to act or delay of any kind by any Borrowing Subsidiary, the Agent or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Borrower under this
Article XIV.

         14.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Borrower's obligations under this Article XIV shall remain in full force and effect until the Commitment is terminated and the principal of and interest on the Notes and all other Obligations payable under the Loan Documents shall have been paid and performed in full. If at any time any payment of the principal of or interest on any Borrowing Subsidiary Note or any other amount payable by any Borrowing Subsidiary under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrowing Subsidiary or otherwise, the Borrower's obligations under this Article XIV with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This Section 14.3 shall survive the termination of this Agreement and the payment in full of the Obligations.

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         14.4.    Waiver; Authorization. The Borrower irrevocably waives
acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrowing Subsidiary or any other Person. Without limiting its rights under Section 14.7 and subject to the provisions thereof, the Borrower waives any benefit of the collateral, if any, which may from time to time secure the Obligations or any part thereof and authorizes the Agent to take any action or exercise any remedy with respect thereto, which the Agent in its sole discretion shall determine, without notice to the Borrower. In the event the Agent in its sole discretion elects to give notice of any action with respect to the collateral, if any, securing the Obligations or any part thereof, ten days' written notice mailed to the Borrower by certified mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. In addition, the Agent is hereby authorized, without notice or demand and without affecting the liability of the Borrower hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Borrowing Subsidiary Obligations (provided that the Agent will not, without the consent of the Borrower, lend to the Borrowing Subsidiaries an aggregate principal amount which exceeds the amount permitted to be borrowed by such Borrowing Subsidiaries hereunder, other than as a result of the capitalization of accrued interest, fees or other amounts due hereunder in accordance with the terms hereof, or to otherwise modify, amend or change any of the terms of the Loan Documents relating to the Borrowing Subsidiary Obligations; (ii) to accept partial payments on all or any part of the Borrowing Subsidiary Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Borrowing Subsidiary Obligations; (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in their reasonable discretion they may determine; (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Borrowing Subsidiary Obligations, the Borrower's obligations under this Article XIV, any other guaranty of all or any part of the Borrowing Subsidiary Obligations, and any security or collateral for the Borrowing Subsidiary Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Borrower under this Article XIV.

         14.5. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrowing Subsidiary under any of the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of any Borrowing Subsidiary all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Borrower hereunder forthwith on demand by the Agent.

         14.6. Payments. All payments to be made by the Borrower pursuant to this Article XIV shall be made in immediately available Dollars at the times and in the manner prescribed for payments in this Agreement.

         14.7. Subrogation. Notwithstanding any payments made or obligations performed by the Borrower by reason of this Article XIV (including but not limited to application of funds on account of such payments of obligations), until the Borrowing Subsidiary Obligations are

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indefeasibly paid in full and the Aggregate Commitment is terminated, the
Borrower will not, without the prior written consent of the Agent, exercise any right it may have (whether arising directly or indirectly, by operation of law, contract or otherwise) to assert any claim against any Borrowing Subsidiary or any other Person or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Article XIV, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity. After the Borrowing Subsidiary Obligations are indefeasibly paid in full and the Aggregate Commitment is terminated, the Borrower may (notwithstanding the waiver set forth in the second sentence of Section 14.4) exercise any rights and assert any claims of the type described in the preceding sentence, including (without limitation) any rights of subrogation under claims of the Agent with respect to any collateral which may have been pledged by any Borrowing Subsidiary or any other Person to the Agent as security for the Borrowing Subsidiary Obligations, provided, however, that the Borrower's right of subrogation shall not in any sense be construed to provide a defense to the Borrower's payment of its obligations under this
Article XIV, regardless of what actions the Agent may take with respect to any such collateral.

                                   ARTICLE XV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Agent (and with respect to each Borrowing Subsidiary when each such Borrowing Subsidiary has executed an Election to Participate).

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the Borrower, and the Agent have executed this
Amended and Restated Senior Revolving Credit Agreement as of the date first above written.

                              ENESCO GROUP, INC.

                              By:         /s/ Daniel DalleMolle
                                  ----------------------------------------------

                              Print Name: Daniel DalleMolle

                              Title:      Chief Executive Officer and President

                              By:         /s/ Thomas F. Bradley
                                  ----------------------------------------------

                              Print Name: Thomas F. Bradley

                              Title:      Chief Financial Officer and Treasurer

                              225 Windsor Drive
                              Itasca, Illinois 60143
                              Attention: Thomas F. Bradley
                                         Chief Financial Officer
                              Telephone: (630) 875-5990
                              FAX:       (630) 875-5846

COMMITMENT                    FLEET NATIONAL BANK
$25,000,000 Loans
 10,000,000 L/C and B/A Facility
-----------
$35,000,000 Total             By:         /s/ Sheryl L. McQuade
                                 -----------------------------------------------

                              Print Name: Sheryl L. McQuade

                              Title:      Vice President

                              Fleet National Bank
                              MA EH 29321C
                              P.O. Box 711
                              One Monarch Place
                              Springfield, MA 01102-0711

                              Attention: Sheryl L. McQuade, Vice President
                              Telephone: (413) 787-8628
                              FAX:       (413) 787-8664

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

$15,000,000 Loans             LASALLE BANK NATIONAL ASSOCIATION
          0 L/C and B/A Facility
-----------
$15,000,000 Total

                              By:         /s/ Hollis Griffin
                                 -------------------------------------------

                              Print Name: Hollis Griffin

                              Title:      Vice President Commercial Banking

                              LaSalle Bank National Association
                              135 South LaSalle Street
                              MAILCODE: 135-1112
                              Chicago, IL 60603

                              Attention: Hollis Griffin
                              Telephone: (312) 904-6301
                              FAX:       (312) 904-9293

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